UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 11, 2007
The Hartford Financial Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Hartford Plaza, Hartford, Connecticut	06155

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:            860-547-5000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	On June 11, 2007, The Hartford Financial Services Group, Inc. (the “Company”) and named executive officer David K. Zwiener determined to enter into a mutually agreed separation whereby Mr. Zwiener’s role as an executive officer and employee of the Company will terminate, effective September 1, 2007; and his role as a member of the Company’s Board of Directors (the “Board”) will terminate on July 19, 2007.

(c)	On June 11, 2007, the Board appointed named executive officer Thomas M. Marra as President and Chief Operating Officer of the Company, effective immediately. Mr. Marra joined the Company in 1980 and has since served in positions of increasing responsibility at Hartford Life, Inc., including Chief Operating Officer since March 2000 and President since January 2002. He has also served as Executive Vice President of the Company since 1996.

(e)	Concurrent with the actions referred to in Items 5.02(b) and 5.02(c) above, the Company amended the compensatory arrangements between the Company and each of Mr. Marra, Mr. Zwiener and named executive officers and Executive Vice Presidents Neal S. Wolin and David M. Johnson. The modification of such arrangements will result in the changes to compensation summarized below.
Amendment of Base Salary
Mr. Wolin’s base salary for 2007 was increased on an annualized basis from $711,000 to $800,000, effective June 11, 2007.
Modification of Cash Incentive Award Targets
The 2007 Cash Incentive Award targets for Mr. Marra and Mr. Wolin were increased by 20.8% and 27.9%, respectively.
Amendment of Long-Term Incentive Compensation
The long-term incentive compensation arrangements for Mr. Marra, Mr. Wolin and Mr. Johnson for 2007 were amended by making, effective on the second trading day following the filing of the Company’s Report on Form 10-Q for the quarter ended June 30, 2007 (the “Award Date”), the additional long-term incentive awards (the “June 2007 Awards”) summarized below. The tables below set forth, in addition to the amount of the June 2007 Awards, the amount of long-term incentive awards that had been authorized prior to June 2007 with respect to fiscal year 2007 and the aggregate amount of long-term incentive awards to each of Mr. Marra, Mr. Wolin and Mr. Johnson authorized with respect to fiscal year 2007.
     Stock Options 1
The Company determined to award, on the Award Date, options to purchase the number of shares of common stock with the dollar values listed under the column headed “Additional 2007 Grant Authorized in June 2007” below. The option exercise price for the additional options awarded will be equal to the closing price of the Company’s common stock on the New York Stock Exchange on the Award Date. The number of stock options awarded will be determined by dividing the dollar value of the award by the value per option established using a binomial lattice option pricing model based on the closing price of the Company’s common stock on the New York Stock Exchange on the Award Date, in accordance with Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment (“FAS 123R”). This value will not be reduced to reflect estimated forfeitures during the period.

	2007 Grant Authorized	Additional 2007 Grant	Total Grants Authorized
	on February 21, 2007	Authorized in June 2007	with Respect to 2007

Thomas Marra David Johnson Neal Wolin	$1,100,000 $594,000 $477,333	$166,667 $166,667 $356,000	$1,266,667 $760,667 $833,333

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     Restricted Stock Units 2
The Company determined to award, on the Award Date, restricted stock units with the dollar values listed under the column headed “Additional 2007 Grant Authorized in June 2007” below. The number of restricted stock units awarded will be determined by dividing the dollar value of the award by the closing price of the Company’s common stock on the New York Stock Exchange on the Award Date, in accordance with FAS 123R:

	2007 Grant Authorized	Additional 2007 Grant	Total Grants Authorized
	on February 21, 2007	Authorized in June 2007	with Respect to 2007

Thomas Marra David Johnson Neal Wolin	$1,100,000 $594,000 $477,333	$166,667 $166,667 $356,000	$1,266,667 $760,667 $833,333
     Performance Shares 3
The Company determined to award, on the Award Date, performance shares with the dollar values listed under the column headed “Additional 2007 Grant Authorized in June 2007” below. The number of performance shares to be awarded will be determined by dividing the dollar value of the award by the value on the Award Date of each performance share, which is calculated based on the closing price of the Company’s common stock on the New York Stock Exchange on the Award Date. Because dividends are not paid on performance shares during the performance period, the Award Date value of a Performance Share is slightly lower than the closing stock price on the New York Stock Exchange on the Award Date. The value per performance share is determined by discounting the closing stock price by the present value of projected dividend payments over the performance period, in accordance with FAS 123R. In addition, the Company (i) determined that the performance period applicable to the performance shares granted in June 2007 will be the same as the performance period applicable to the performance shares granted on February 21, 2007 and (ii) changed the performance measurement criteria relating to the performance shares granted in June 2007 from measures of Life operations performance to measures of overall Company performance, in the case of Mr. Marra, and from measures of overall Company performance to measures of Property & Casualty operations performance, in the case of Mr. Wolin.

	2007 Grant Authorized	Additional 2007 Grant	Total Grants Authorized
	on February 21, 2007	Authorized in June 2007	with Respect to 2007

Thomas Marra David Johnson Neal Wolin	$1,100,000 $594,000 $477,333	$166,667 $166,667 $356,000	$1,266,667 $760,667 $833,333
     Amendment of Compensation Terms for Mr. Zwiener
The Company agreed that, in consideration for Mr. Zwiener’s performance of certain terms of his separation from the Company, in connection with the payment to Mr. Zwiener of the Performance Shares and Restricted Stock Units granted on February 17, 2005, to waive the conditions of continued employment (i) through December 31, 2007 that would otherwise have been applicable to the award to Mr. Zwiener of such Performance Shares and (ii) through February 17, 2008 that would otherwise have been applicable to the award to Mr. Zwiener of such Restricted Stock Units. Under the Company’s agreement, these awards of Performance Shares and Restricted Stock Units will be prorated based on the portion of the performance or restricted period, as applicable, during which Mr. Zwiener is actively employed by the Company. The terms and conditions of these awards would remain otherwise unchanged.

[1]	The stock options awarded in 2007 will vest upon the later of: (i) the date upon which the closing price of the underlying stock on the New York Stock Exchange equals or exceeds 125% of the option exercise price for a period of at least 10 consecutive trading days, and (ii) the date that is three years from the date of the award.

[2]	Each restricted stock unit represents a contractual right to receive one share of common stock of the Company on the date that is three years from the date of the award.

[3]	Performance shares represent shares of the Company’s common stock that vest upon the Company’s achievement of one or more performance objectives over the performance period established by the Compensation and Personnel Committee of the Board (the “Committee”). The performance shares will not vest and become payable unless and until the Committee determines, following the end of the performance period, that the performance objectives have been met. The Committee in its sole discretion may elect to pay such awards in shares of common stock, or part in shares of common stock and part in cash, or entirely in cash.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.
June 15, 2007	By:	/s/ Ricardo A. Anzaldúa
		Name:	Ricardo A. Anzaldúa
		Title:	Senior Vice President and Associate General Counsel

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